EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Meredith Corporation:

We consent to the use of our report dated August 20, 2012, with respect to the consolidated financial statements, and related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Des Moines, Iowa
November 16, 2012